Exhibit 8.2

VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in

Basel-City and Baselland

Registered

Oculis Holding AG

Bahnhofstrasse 7

6300 Zug

[DATE]

Oculis Holding AG – Registration Statement on Form F-4 – Material Swiss Tax Considerations

Dear Sir or Madam,

We have acted as special Swiss counsel to Oculis Holding AG (the ”Company”), a company incorporated under the laws of Switzerland, in connection with the Company’s registration statement on Form F-4 as filed with the U.S. Securities and Exchange Commission (the “Commission”), as amended or supplemented (the “Registration Statement”), to be filed with the United States Securities and Exchange Commission (the “SEC”) with respect to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus covering the sale of the offered securities (the “Prospectus”) specifically relating to (i) up to [•] new registered shares of the Company each with a par value of CHF 0.01 (“New Shares”) (ii) up to [•] warrants (the “Warrants”) to purchase up to [•] additional new registered shares of the Company each with a par value of CHF 0.01 (“Warrant Shares”).

As such counsel, we have been requested to render an opinion as to certain matters of Swiss tax law.

I. BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or to any other matter.

[DATE] 2023	2

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For the purpose of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of

a)  an electronic copy of the Registration Statement;

b)  an electronic copy of an extract from the Commercial Register of the Canton of Zug (the “Commercial Register”) dated [•] regarding the Company, retrieved online, together with an electronic copy of a certified extract of the journal entry from the Commercial Register dated [•] relating to the Company (collectively, the “Register Extract”);

c)  the articles of association (Statuten) of the Company dated [•], shown on the Register Extract as being the most recent articles of association filed with the Commercial Register (the “Articles of Association”);

d)  the tax ruling request regarding the tax consequences of a de-SPAC transaction between EBAC and Oculis SA, a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland (the “Oculis”) sent to the Swiss Federal Tax Authority as of October 12, 2022 (the “Tax Ruling Request”); and

e)  the confirmation of the Tax Ruling Request by the Swiss Federal tax Authority regarding the Business Combination between EBAC and Oculis as of October 19, 2022 (the “Tax Ruling Confirmation”).

The documents referred to above in the preceding paragraph are referred to together as the ”Documents”.

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II. ASSUMPTIONS

In rendering the opinion below, we have assumed:

a)  all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

[DATE] 2023	3

b)  all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

c)  to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

d)  in relation to the Company, there have been no changes of the Articles of Association or their respective registration in the commercial register or compared to the Articles of Association in the form examined by us;

e)  the Registration Statement will be filed by the Company;

f)   the Business Combination will be conducted in accordance with the facts and circumstances described in the Tax Ruling Request;

g)  all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied; and

h)  there are no provisions of the laws of any jurisdiction outside Switzerland which would have any implication for the opinion we express and that, insofar as the laws of any jurisdiction outside Switzerland may be relevant, such laws have been or will be complied with.

III. OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the statements set forth in the Registration Statement under the heading “Material Swiss Tax Considerations” insofar as they address the material tax considerations with respect to Swiss stamp issuance duty, Swiss securities transfer tax, Swiss withholding tax, Swiss direct federal as well as cantonal and communal income tax and corporate tax, Swiss wealth tax and Swiss capital tax of the Business Combination for beneficial owners of EBAC Common Stock and EBAC Warrants, and discuss matters of Swiss tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

[DATE] 2023	4

IV. QUALIFICATIONS

This opinion is subject to the following qualifications:

a)  This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland;

b)  We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, the New Shares and the Warrant Shares; and

c)  The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular, we express no opinion as to any commercial, calculating, auditing or other non-legal matters.

*        *         *

[DATE] 2023	5

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Material Swiss Tax Considerations” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Very truly yours,

VISCHER AG

_______________________________

Nadia Tarolli